Exhibit 99.1

AÉROPOSTALE ACQUIRES ONLINE FASHION FOOTWEAR AND APPAREL RETAILER 'GOJANE.COM'

New York, New York - November 13, 2012 - Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that it has acquired online women's fashion footwear and apparel retailer GoJane.com (“GoJane”).

Based in Ontario, California, GoJane is a rapidly growing women's fashion retailer, with an extensive footwear assortment and a select offering of fashion apparel and accessories. The Company was founded in 1998 by Tony Pang and Kurt Kimura, and generated approximately $19.0 million in revenue in Fiscal 2011.

Thomas P. Johnson, Chief Executive Officer of Aéropostale, Inc., said, “We are very excited about our strategic acquisition of GoJane, which complements our fast growing e-commerce business as we expand into new product categories and offerings. We have been impressed with the development of the GoJane brand, and the entrepreneurial spirit and talent of the senior management team. We expect a seamless transition of this new business from a strategic, operational and cultural perspective.”

“We are thrilled to become part of the Aéropostale family and find a partner that shares our values and vision for the GoJane business.” said Tony Pang, Co-Founder of GoJane. Mr. Pang continued, “We look forward to sharing our respective customer bases, and leveraging Aéropostale's best in class infrastructure to develop and grow the GoJane business.”

Terms of the deal were not disclosed.

About GoJane.com
GoJane.com® is an online retailer that focuses primarily on fashion footwear, with a select offering of contemporary apparel and other accessories. The Company strives to offer young women unique and trendsetting footwear and merchandise at compelling price points on its website, www.gojane.com. The Company is also dedicated to constantly providing its customers with a fresh and dynamic selection introducing new styles on its website on a daily-basis. The Company is headquartered in Ontario, CA.

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basics at compelling values in an innovative and exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 914 Aéropostale® stores in 50 states and Puerto Rico, 78 Aéropostale stores in Canada and 99 P.S. from Aéropostale® stores in 20 states. In addition, pursuant to various licensing agreements, our licensees currently operate 27 Aéropostale® and P.S. from Aéropostale® stores in the Middle East, Asia and Europe.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS. READERS ARE REFERRED TO THOSE SEC FILINGS.